Exhibit 99.1

COMPANY:               Perma-Pipe International Holdings, Inc.

CONTACTS:             Saleh Sagr, President and CEO

Perma-Pipe Investor Relations

847.929.1200

investor@permapipe.com

Perma-Pipe Announces Closing of Global Credit Facility
of Up to $139 Million

New Credit Facility Enhances Global Financial Flexibility to Support Growth

The Woodlands, Texas,  August 27, 2026 — Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH) (“Perma-Pipe” or the “Company”), a leading global provider of engineered piping and leak detection solutions for energy, infrastructure and industrial markets, today announced the closing of a new global credit facility with J.P. Morgan consists of a $75.0 million revolving credit facility and a $14.0 million term loan facility, and allows the Company access to an additional $50.0 million in incremental capacity.

The new facility replaces and consolidates multiple existing credit facilities maintained by the Company and its subsidiaries across various jurisdictions, creating a more streamlined and centralized financing structure for Perma-Pipe’s global operations. It also provides Perma-Pipe with significantly increased financial capacity, enhanced liquidity and greater flexibility to support working capital requirements, letters of credit, strategic investments and the Company’s continued expansion in key markets.

Saleh Sagr, President and Chief Executive Officer of Perma-Pipe, commented:

“The closing of this global credit facility marks an important milestone for Perma-Pipe. By consolidating multiple credit facilities across jurisdictions into a single global financing arrangement, we have enhanced our financial flexibility, simplified our banking structure and strengthened our ability to manage our growing international operations.

“As we continue to expand across North America, the Middle East and other strategic markets, having a strong, scalable and efficient financial foundation is increasingly important. This facility provides us with the liquidity to support our customers, fund working capital requirements, and pursue attractive growth opportunities.

“We are very pleased to work with J.P. Morgan as our strategic banking partner and appreciate the confidence they have placed in Perma-Pipe. We look forward to building a strong, long-term relationship with the bank as we continue to execute our global growth strategy,” concluded Mr. Sagr.

Matthew Lewicki, Vice President and Chief Financial Officer of Perma-Pipe, added:

“This new global credit facility greatly enhances Perma-Pipe’s global treasury and financing structure. By consolidating multiple facilities across several jurisdictions into a single global credit facility, we have simplified our banking arrangements, strengthened liquidity management and increased visibility and flexibility across the organization. The facility also provides substantial capacity to support our working capital requirements and future growth as our backlog, project activity, and international operations continue to expand, providing a strong financial foundation for Perma-Pipe’s next phase of growth.”

About Perma-Pipe International Holdings, Inc.

Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH) is a global leader in engineered piping and corrosion protection solutions. The Company provides pre-insulated piping systems, leak detection systems, anti-corrosion coatings and related engineered products and services to customers across the energy, district energy, infrastructure, industrial, Oil & Gas, water transmission, and other critical infrastructure markets.

Perma-Pipe operates manufacturing and service facilities across North America, Middle East, North Africa, India and other strategic markets, enabling the Company to serve customers globally while providing local manufacturing and engineering capabilities.

For more information, visit www.permapipe.com.

Forward-Looking Statements

Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) the impact of a health pandemic on the Company's results of operations, financial condition and cash flows; (ii) fluctuations in the price of oil and natural gas and its impact on the customer order volume for the Company's products; (iii) the Company's ability to comply with all covenants in its credit facilities; (iv) the Company’s ability to repay its debt and renew expiring international credit facilities; (v) the Company’s ability to effectively execute its strategic plan and achieve profitability and positive cash flows; (vi) the impact of global economic weakness and volatility; (vii) fluctuations in steel prices and the Company’s ability to offset increases in steel prices through price increases in its products; (viii) the timing of order receipt, execution, delivery and acceptance for the Company’s products; (ix) decreases in government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (x) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (xi) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (xii) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (xiii) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xiv) reductions or cancellations of orders included in the Company’s backlog; (xv) the Company's ability to collect an account receivable related to a project in the Middle East; (xvi) risks and uncertainties related to the Company's international business operations; (xvii) the Company’s ability to attract and retain senior management and key personnel; (xviii) the Company’s ability to achieve the expected benefits of its growth initiatives; (xix) the Company’s ability to interpret changes in tax regulations and legislation; (xx) the Company's ability to use its net operating loss carryforwards; (xxi) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s percentage-of-completion revenue recognition; (xxii) the Company’s failure to establish and maintain effective internal control over financial reporting; and (xxiii) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com).